Exhibit 5.1

King & Spalding LLP 1l80 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: (404) 572-4600 Fax: (404) 572-5100 www.kslaw.com

February 18, 2021

Columbia Property Trust, Inc.

Columbia Property Trust Operating Partnership, L.P.

315 Park Avenue South

New York, New York 10010

Ladies and Gentlemen:

We have acted as counsel to Columbia Property Trust, Inc., a Maryland corporation (the “Parent”), and Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of an indeterminate aggregate offering price of the following (collectively, the “Securities”): (i) shares of the Parent’s common stock, par value $0.01 per share (“Common Stock”); (ii) shares of the Parent’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”); (iv) warrants to purchase Common Stock or Preferred Stock (“Warrants”); and (v) debt securities of the Company (the “Debt Securities”) and any related guarantee of the Debt Securities by the Parent (the “Guarantees”), to be issued under the Indenture, dated as of March 12, 2015 (the “Indenture”), by and among the Parent, the Company and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Parent and the Company.

Columbia Property Trust, Inc.

Columbia Property Trust Operating Partnership, L.P.

February 18, 2021

We have also assumed that (i) the Indenture, any necessary supplemental indenture setting forth the terms of the Debt Securities and Guarantees to be issued and any contract governing or establishing the terms of the Depositary Shares or Warrants will be the valid and binding obligations of each party thereto (other than the Company) enforceable against each party thereto (other than the Company) in accordance with their respective terms, (ii) the execution and delivery of, and performance by the Parent and the Company pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Parent or the Company, (iii) any contract governing or establishing the terms of the Depositary Shares, Warrants or Guarantees will be governed by the laws of the State of New York, and (iv) any Securities issuable upon exercise of the Warrants being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Parent, (iii) a stock certificate setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the related series of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Maryland, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary, and (v) depositary receipts evidencing the Depositary Shares have been duly executed by the Parent and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Columbia Property Trust, Inc.

Columbia Property Trust Operating Partnership, L.P.

February 18, 2021

2. Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters including the issuance and sale of the Common Stock or Preferred Stock issuable upon exercise of such Warrants, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Warrants has been duly authorized, executed and delivered by the Parent, and (iii) such Warrants have been duly executed by the Parent and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Parent enforceable against the Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

3. Any Debt Securities, when (i) the definitive terms and provisions of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established and (ii) such Debt Securities have been duly executed by the Company and authenticated in accordance with the terms of the Indenture (including any necessary supplemental indenture) and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

4. The Guarantees, when (i) the definitive terms and provisions of such Guarantees and the related series of Debt Securities, and of their respective issuance and sale, have been duly authorized and established and (ii) the related series of Debt Securities and such Guarantees have been executed by the Company and the Parent, respectively, authenticated in accordance with the terms of the Indenture (including any necessary supplemental indenture) and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute the valid and legally binding obligation of the Parent enforceable against the Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is limited in all respects to the laws of the States of Maryland and New York and the Delaware Revised Uniform Limited Partnership Act, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. With respect to matters governed by the laws of the State of Maryland, we have relied, with the consent of such counsel, upon the opinion, dated as of the date hereof, of Venable LLP. Our opinions with respect to such matters are subject to the same qualifications, assumptions and limitations as are set forth in such opinion.

Columbia Property Trust, Inc.

Columbia Property Trust Operating Partnership, L.P.

February 18, 2021

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company and the Parent in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP